Exhibit 99.1

Ikena Oncology Acquires Pionyr Immunotherapeutics in All-Stock Transaction

Ikena receives approximately $43 million in net cash at closing

New capital will further accelerate and expand development of Ikena’s targeted oncology pipeline

BOSTON, MA and SOUTH SAN FRANCISCO, CA, August 07, 2023 — Ikena Oncology, Inc. (Nasdaq: IKNA, “Ikena”), a targeted oncology company forging new territory in patient-directed cancer treatment, and Pionyr Immunotherapeutics, Inc. (Pionyr), a privately-held, clinical-stage biotechnology company, today announced the closing of Ikena’s acquisition of Pionyr in an all-stock transaction. Ikena acquired all of Pionyr’s assets, including approximately $43 million in net cash, in exchange for shares of IKNA stock, in a combination of common stock and non-voting convertible preferred stock priced at $7.15 per share.

“Ikena has made incredible strides this year, and we are glad to welcome the Pionyr shareholders to the Ikena team as we head into a pivotal time for our targeted oncology programs,” said Mark Manfredi, Ph.D., Chief Executive Officer of Ikena. “The capital from this acquisition allows us to accelerate and expand our clinical efforts in IK-930 and further support our comprehensive clinical plan for IK-595 as we continue to build value through both depth and breadth in our pipeline. We are looking forward to sharing more updates from across our business and pipeline, including initial clinical data from IK-930 later this year.”

The transaction further strengthens Ikena’s financial position as the Company advances development of its targeted oncology programs. The new capital will enable Ikena to expand and accelerate its targeted oncology programs, including both IK-930, Ikena’s clinical program targeting the Hippo pathway with initial clinical data expected this year, and IK-595, a MEK-RAF complexing inhibitor expected to have an IND submitted this year. The new Ikena shareholders include New Enterprise Associates, SV Health Investors, Sofinnova Investments, Vida Ventures, and Gilead Sciences. Gilead Sciences acquired an equity stake in Pionyr through their 2020 option-to-acquire agreement.

“We have been highly rigorous and selective in our search for a buyer. Our attraction to Ikena was driven by not only the potential of their targeted oncology programs, but by their company culture and the way their team has managed capital and developed their pipeline,” commented Steven P. James, Pionyr’s Chief Executive Officer. “On behalf of our investors, board of directors, and the Pionyr executive team, I want to thank and congratulate the entire Pionyr team for their efforts.”

Further details on the transaction are described below.

Transaction and Approval

•	The transaction was unanimously approved by the boards of directors from both companies and closed following signing of the definitive agreement

•

Ikena’s acquisition of Pionyr was structured as a stock-for-stock transaction whereby all of Pionyr’s outstanding common stock was exchanged for a combination of Ikena common stock and non-voting convertible preferred stock

•	Ikena acquired all of Pionyr’s assets, including cash, cash equivalents, and investments as well as all intellectual property and clinical and preclinical assets

Pionyr Programs

•	Ikena plans to include Pionyr’s programs as part of Ikena’s partnering portfolio, and to pursue strategic business development opportunities, including out-licensing

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The transaction includes contingent value rights (CVRs) providing the legacy Pionyr shareholders with rights to 50% of the net proceeds, outside of royalties, for any potential monetization of the Pionyr programs within the next two years

Additional Details

•	Pionyr shareholders were collectively issued approximately 1.8 million shares of Ikena common stock with the remainder of the shares issued as Ikena non-voting convertible preferred stock

•	Pionyr’s valuation for the transaction was determined solely by net cash available at closing

•	The transaction price of $7.15 per share represents a premium to both Ikena’s twenty-day volume-weighted average ending on the transaction date and its most recent underwritten public offering

•	As a result of the transaction, the Pionyr shareholders collectively hold approximately 12% of Ikena’s outstanding shares

•	Ikena’s management team and board of directors remain unchanged

About Ikena Oncology

Ikena Oncology™ is focused on developing differentiated therapies for patients in need that target nodes of cancer growth, spread, and therapeutic resistance in the Hippo and RAS onco-signaling network. The Company’s lead targeted oncology program, IK-930, is a TEAD1 selective Hippo pathway inhibitor, a known tumor suppressor pathway that also drives resistance to multiple targeted therapies. The Company’s additional research spans other targets in the Hippo pathway as well as the RAS signaling pathway, including developing IK-595, a novel MEK-RAF inhibitor. Additionally, IK-175, an AHR antagonist, is being developed in collaboration with Bristol Myers Squibb. Ikena aims to utilize their depth of institutional knowledge and breadth of tools to efficiently develop the right drug using the right modality for the right patient. To learn more, visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

About Pionyr Immunotherapeutics

Pionyr’s programs exploit novel target discovery and antibody generation platform technologies to create the next generation of immuno-oncology therapeutics after checkpoint inhibitors. Their initial approach, termed “Myeloid TuningTM,” is designed to enhance the immune system’s anti-tumor response by specifically altering the cellular infiltrate of the tumor microenvironment. Pionyr’s clinical programs, PY314 and PY159, targeting TREM2 and TREM1 respectively, are designed to selectively deplete and in some cases reprogram certain tumor-associated macrophages responsible for immunosuppression. PY314 and PY159 have demonstrated safety alone and in combination with pembrolizumab in Phase 1a/b trials. Pionyr’s third program, PY265 (anti-MARCO) is IND-ready. In July 2020, Pionyr entered into an alliance with Gilead Sciences whereby Gilead acquired a minority interest in the company. The alliance and exclusive option to acquire Pionyr was terminated in 2023. In addition to Gilead, Pionyr’s investors include New Enterprise Associates, OrbiMed, SV Health Investors, Sofinnova Investments, and Vida Ventures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: the anticipated use of proceeds; projected cash runway; future development plans; stockholder approval of the conversion rights of the Series A preferred stock, potential future payouts under the CVR, the timing and advancement of our targeted oncology programs, including the timing of updates, and our expectations regarding the therapeutic benefit of our targeted oncology programs. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; our ability to efficiently discover and develop product candidates; the implementation of our business model, and strategic plans for our business and product candidates; the sufficiency of our capital resources to fund operating expenses and capital expenditure requirements and the period in which such resources are expected to be available, and other factors discussed in the “Risk Factors” section of Ikena’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is on file with the SEC, as updated by any subsequent SEC filings. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:

Rebecca Cohen

Ikena Oncology

rcohen@ikenaoncology.com

Media Contact:

Luke Shiplo

LifeSci Communications

lshiplo@lifescicomms.com